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                                                              Exhibit 23(d)(iii)

                          streetTRACKS(R) Series Trust
                               225 Franklin Street
                                Boston, MA 02110

SSgA Funds Management, Inc.
One Lincoln Center
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investment Advisory Agreement between us dated as of September 1, 2003 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of streetTRACKS(R) Series Trust, SPDR(R) O-Strip ETF (the "New Portfolio").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Investment Adviser with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                             Sincerely,

                                             streetTRACKS(R) Series Trust


                                             By: /s/ Agustin Fleites
                                                 -------------------------------
                                                 Agustin Fleites, President


                                             Accepted:

                                             SSgA Funds Management, Inc.


                                             By: /s/ James Ross
                                                 -------------------------------
                                                 James Ross

As of August 30, 2004